EXHIBIT 10.19


             Amendment to the Long-Term Performance Plan of
            the Corporation Adopted by the Board of Directors
                 of the Corporation on December 13, 1994


Resolved, that the Long-Term Performance Plan of U.S. Trust
Corporation is hereby amended effective December 13, 1994 by adding to the end of Section 7F of the plan the following new paragraph:

"Notwithstanding any other provision to the contrary in this
Section 7F, for the purpose of crediting interest to the R.O.E. Balance of the Interest Portion of Participants' Accounts for the fiscal year 1994, the Corporation's R.O.E. for such year shall be deemed to be 20%."





























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